Exhibit 107

CALCULATION OF FILING FEE TABLES

Form S-8

(Form Type)

Tivic Health Systems, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to be Paid	Equity	Common Stock, $0.0001 par value per share	Rule 457(h); Rule 457(c)	35,295(2)	$4.07(3)	$143,650.65	$0.00015310	$21.99
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts							$21.99
	Total Fees Previously Paid							-
	Total Fees Offsets							-
	Net Fee Due							$21.99

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock, par value $0.0001 per share (“Common Stock”), of Tivic Health Systems, Inc. (the “Company”) that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Common Stock.

(2)	Represents 35,295 shares of Common Stock of the Company issuable upon vesting and settlement of Restricted Stock Units (“RSUs”) granted to Michael Handley, the Company’s Chief Operating Officer and President, Tivic Biopharma, on February 18, 2025. Such RSUs were granted outside of the Company’s Amended and Restated 2021 Equity Incentive Plan, as amended, as an inducement material to Mr. Handley entry into employment with the Company, in accordance with Nasdaq Listing Rule 5635(c)(4).

(3)	Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rules 457(c) and 457(h) of the Securities Act. The proposed maximum offering price per share is based upon the average of the high and low prices of the Company’s Common Stock, as reported on the Nasdaq Capital Market on July 18, 2025, a date within five business days prior to the filing of the Registration Statement.